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               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     Cotelligent, Inc.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................



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                                 [MacKenzie Partners Logo]
                                 105 Madison Avenue, New York, NY, 10016
                                 Tel: 212-929-5500 Fax: 212-929-0308

                                 1888 Century Park East, Los Angeles, CA 90067
                                 Tel: 310-284-3110 Fax: 310-284-3140
NEWS RELEASE

Contacts:

Curtis J. Parker
Cotelligent, Inc.
(415) 439-6488

Dan Sullivan
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:

                   LEADING ADVISORY SERVICE RECOMMENDS SUPPORT
                   AND VOTE "FOR" COTELLIGENT'S BOARD NOMINEE

SAN FRANCISCO - June 10, 2002-- Cotelligent, Inc. (OTC BULLETIN BOARD: CGZT) announced today that Institutional Shareholder Services ("ISS") has recommended to its clients that own Cotelligent stock that they should vote "FOR" the Company's nominee, Dr. Debra J. Richardson, at the 2002 Annual Meeting of stockholders to be held this coming Tuesday, June 11th in San Francisco, California.

James R. Lavelle, Cotelligent's Chairman and Chief Executive Officer, stated, "We are pleased to have the ISS endorsement for our candidate Dr. Debra J. Richardson. She is eminently qualified to serve on our board and we encourage all stockholders to join us in voting for her election."

ISS noted in its analysis that, "there appear to be reasons for optimism about the company's business going forward. ... The company is proactively working to cope with market conditions and position itself for a rebound." ISS also notes that, "Mr. Silvestri would be little more than an agitator for immediate, drastic action.... It appears prudent to give management's business plan a chance."

ISS is widely recognized as the leading independent proxy advisory firm in the nation. Their work is relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries throughout the country.

         Debra J. Richardson is 47 years old, and joined the Company as a director on August 8, 2001. Dr. Richardson joined the faculty at UC Irvine in 1987, where she researches formal quality analysis and testing methods, had developed leading edge tools, and worked with several companies in adopting technology to improve the quality of critical software systems. She is currently director of the Microelectronics Innovation and Computer Research Opportunities (MICRO), one of the University of California's


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Cotelligent, Inc.
June 10, 2002
Page 2

Industry-Cooperative Research Programs, and is a founding member of the UC Institute for Software Research. Dr. Richardson holds the Ted and Janice Smith Family Foundation Endowed Chair. Dr. Richardson earned a Doctorate of Philosophy and a Master of Science in Computer and Information Science from the University of Massachusetts, Amherst, and received a Bachelor of Arts degree in mathematics from Revelle College of the University of California, San Diego.

About Cotelligent, Inc.

         Cotelligent, Inc. (www.cotelligent.com) delivers complete mobile business solutions and Web services to keep its clients productive and competitive. Harnessing its expertise in developing and implementing complex technology applications and eBusiness solutions, Cotelligent extends information technology beyond the desktop to the mobile enterprise. Cotelligent applies its "ConduIT" consulting methodology to help clients make confident business and technological decisions. This methodology, in conjunction with its Pervasive System Data Center, and FastTrack'r' and JASware'TM' mobile solutions, create the comprehensive, scalable framework that ensures the integrity and continuity of information across all enterprise systems and mobile applications.

                                      # # #

                            STATEMENT OF DIFFERENCES
                            ------------------------

The trademark symbol shall be expressed as..................................'TM'
The registered trademark symbol shall be expressed as.......................'r'